Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd R. Moore his or her true and lawful attorney -in-fact and agent, with full power to act and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, one or more Registration Statements on Form S-8 , including any filed pursuant to Instruction E to Form S-8 (collectively, the “Registration Statements”), to be filed with respect to the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan (the “Plan”), as such Plan may be amended, modified or restated from time to time, and any or all amendments (including pre-effective and post-effective amendments) to the Registration Statements and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof. As used herein, “Merger” means the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 17, 2018, by and among NCI Building Systems, Inc., Ply Gem Parent, LLC and the other parties thereto.

Signature	Title	Date
James S. Metcalf /s/ James S. Metcalf	Chairman of the Board and Director, Chief Executive Officer (effective as of the Merger) (Principal Executive Officer)	November 16, 2018

Shawn K. Poe /s/ Shawn K. Poe	Chief Financial Officer (effective as of the Merger) (Principal Financial Officer)	November 16, 2018

Brian Boyle /s/ Brian Boyle	Chief Accounting Officer and Treasurer (effective as of the Merger) (Principal Accounting Officer)	November 16, 2018

Kathleen J. Affeldt /s/ Kathleen J. Affeldt	Director	November 16, 2018

George L. Ball /s/ George L. Ball	Director	November 16, 2018

Gary L. Forbes /s/ Gary L. Forbes	Director	November 16, 2018

John J. Holland /s/ John J. Holland	Director	November 16, 2018

Lawrence J. Kremer /s/ Lawrence J. Kremer	Director	November 15, 2018

George Martinez /s/ George Martinez	Director	November 16, 2018

Nathan K. Sleeper /s/ Nathan K. Sleeper	Director	November 16, 2018

William R. VanArsdale /s/ William R. VanArsdale	Director	November 16, 2018

Jonathan L. Zrebiec /s/ Jonathan L. Zrebiec	Director	November 16, 2018